As filed with the Securities and Exchange Commission on October 11, 2006
                                     Registration No. 333--------

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                        A.P. Pharma, Inc.
                        -----------------
       (Exact Name of Registrant as Specified in Its Charter)

Delaware                                             94-2875566
-------------------------------             -------------------
(State or Other Jurisdiction of                (I.R.S. Employer
Incorporation or Organization)               Identification No.)

         123 Saginaw Drive, Redwood City, California 94063
         -------------------------------------------------
              (Address of Principal Executive Offices)

                    2002 Equity Incentive Plan
                    --------------------------
                 1997 Employee Stock Purchase Plan
                 ---------------------------------
                      (Full Title of the Plan)

                        Gregory H. Turnbull
               President and Chief Executive Officer
                         A.P. Pharma, Inc.
                         123 Saginaw Drive
                  Redwood City, California  94063
                  -------------------------------
              (Name and Address of Agent for Service)

                          (650) 366-2626
                          --------------
(Telephone Number, Including Area Code, of Agent for Service)

                              Copy to:
                       Richard A. Peers, Esq.
                         Heller Ehrman LLP
                        275 Middlefield Road
                 Menlo Park, California 94025-3506
                          (650) 324-7000
                          --------------

                  CALCULATION OF REGISTRATION FEE
================================================================
                            Proposed      Proposed
Title of                    Maximum       Maximum
Securities    Amount        Offering      Aggregate     Amount of
to be         to be         Price per     Offering      Registration
Registered    Registered(1) Share (2)     Price         Fee
----------------------------------------------------------------
Common
Stock, par
value $0.01   550,000       $1.18         $649,000      $76.39
================================================================

(1) Represents 400,000 additional shares issuable upon exercise of stock options to be granted under Registrant's 2002 Equity Incentive Plan and 150,000 additional shares issuable upon exercise of purchase rights granted under the Registrant's 1997 Employee Stock Purchase Plan, including such additional number of shares as may be required by reason of the anti-dilution provisions of such plans.
(2) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on October 9, 2006.


                          PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The shares being registered herein are 400,000 additional shares of common stock authorized to be issued under the Registrant's 2002 Equity Incentive Plan and 150,000 additional shares of common stock authorized to be issued under the Registrant's 1997 Employee Stock Purchase Plan. Pursuant to Instruction E of Form S-8, the contents of the S-8 Registration Statements (File Numbers 333-35151 and 333-118546) with respect to the Registrant's 2002 Equity Incentive Plan and the contents of the S-8 Registration Statements (File Numbers 333-90428 and 333-118546) with respect to the Registrant's 1997 Employee Stock Purchase Plan are hereby incorporated by reference.

Item 3.  Incorporation of Documents by Reference

        The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the
Registrant are incorporated by reference in this Registration
Statement:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006;

        (c) The Registrant's Current Reports on Forms 8-K and 8-K/A filed with the Commission on January 18, 2006, January 20, 2006, February 1, 2006, February 6, 2006, April 5, 2006, June 6, 2006,
August 14, 2006, August 24, 2006, August 29, 2006, September 28, 2006, October 3, 2006 and October 10, 2006;

        (d) The description of the Registrant's Common Stock contained in the registration statement on Form 8-A filed with the Commission on August 7, 1987 pursuant to Section 12 of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"); and

        (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 8.  Exhibits

4.1		2002 Equity Incentive Plan (included in the Registrant's
Registration Statement on Form S-8 ("S-8"), File Number 333-
90428, incorporated herein by reference)

4.2		1997 Employee Stock Purchase Plan (included in the
Registrant's S-8, File Number 333-35151, incorporated herein by reference)

5.1		Opinion of Heller Ehrman LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Heller Ehrman LLP
		(filed as part of Exhibit 5.1)

24.1		Power of Attorney (see page II-2)


                             SIGNATURES
                             ----------

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 11th day of October, 2006.


                                    A.P. PHARMA, INC.


                                    By: /s/ Gregory H. Turnbull
                                       ------------------------
                                       Gregory H. Turnbull
                                       President and Chief Executive
                                       Officer

                         POWER OF ATTORNEY
                         -----------------

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Gregory
H. Turnbull and Stephen C. Whiteford, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date
--------------------------------------------------------------------
/S/ Gregory H. Turnbull      President, Chief       October 11, 2006
--------------------------   Executive Officer, and ----------------
Gregory H. Turnbull          Director (Principal
                             Executive Officer)

/S/ Stephen C. Whiteford     Vice President,        October 11, 2006
--------------------------   Finance and Chief      ----------------
Stephen C. Whiteford         Financial Officer
                             (Principal Financial
                             and Accounting
                             Officer)

/S/ Paul Goddard             Chairman of the        October 11, 2006
--------------------------   Board of Directors     ----------------
Paul Goddard


/S/ Peter Riepenhausen       Director               October 11, 2006
--------------------------                          ----------------
Peter Riepenhausen


/S/ Toby Rosenblatt          Director               October 11, 2006
--------------------------                          ----------------
Toby Rosenblatt


/s/ Arthur Taylor            Director               October 11, 2006
--------------------------                          ----------------
Arthur Taylor


/S/ Dennis Winger            Director               October 11, 2006
--------------------------                          ----------------
Dennis Winger


/S/ Robert Zerbe             Director               October 11, 2006
--------------------------                          ----------------
Robert Zerbe


                         INDEX TO EXHIBITS
                         -----------------

Item No.            Description of Item
-------             -------------------
4.1       2002 Equity Incentive Plan (included in the
          Registrant's S-8, File Number 333-90428, incorporated herein by reference)

4.2 1997 Employee Stock Purchase Plan (included in the Registrant's S-8, File Number 333-35151, incorporated herein by reference)

5.1       Opinion of Heller Ehrman  LLP

23.1      Consent of Ernst & Young LLP

23.2      Consent of Heller Ehrman LLP
          (filed as part of Exhibit 5.1)

24.1      Power of Attorney (see page II-2)